SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                     February 22, 2005 (February 17, 2005)

                              Market Central, Inc.

        Delaware                          0-22969               59-3562953

(State or other jurisdiction      (Commission File ID No.)  (IRS Employer No.)
of incorporation)

                              1650A Gum Branch Road
                             Jacksonville, NC 28540
                    (Address of principal executive offices)

                                 (910) 478-0097
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) None.

(b) On February 18, 2005, Mr. Howard Workman resigned as a member of the Company's Board of Directors because of other pressing time and business commitments.

(c) None

(d) On February 17, 2005, Mr. Hoyt Lowder, Senior Vice President of FMI Cororation, and Mr. Ron Attkison, Chairman, Chief Executive Officer and President of Jones, Byrd & Attkisson, Inc. ("JBA") were elected to the Board of Directors of the Company to fill vacancies on the board. JBA has assisted the Company in raising capital through the sale of the Company's Series A Preferred Stock, and the Company has paid JBA $402,850 in commissions and issued JBS warrants to purchase 750,936 shares of the Company's common stock at exercise prices of between $1.00 and $1.3325 per share as compensation for its services.

Section 8 - Other Events

Item 8.01 Other Events

On February 22, 2005, Market Central, Inc. issued a press release announcing the foregoing changes to its Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

      Not applicable.

(b) Pro Forma Financial Information

      Not applicable.

(c) Exhibits

      99.1   Press Release on changes to the Company's Board of Directors.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                       Market Central, Inc.
                                       (Registrant)


Dated: February 22, 2005           By: /s/ Clifford Clark
                                       -----------------------------------------
                                       Clifford Clark, Chief Financial Officer


                                      -3-